Exhibit 3.1

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

                         Repare Therapeutics Inc.

Corporate name / Dénomination sociale

                              989577-9

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes.

Raymond Edwards

Director / Directeur

2019-08-28

Date of amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ)

Form 4	Formulaire 4
Articles of Amendment	Clauses modificatrices
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 27 or 177)	actions (LCSA) (art. 27 ou 177)

1	Corporate name
Dénomination sociale
Repare Therapeutics Inc.
2	Corporation number
Numéro de la société
989577-9
3	The articles are amended as follows
Les statuts sont modifiés de la façon suivante

See attached schedule / Voir l’annexe ci-jointe

4	Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Lloyd M. Segal
Lloyd M. Segal

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3069 (2008/04)

SCHEDULE

The articles of the Corporation are amended as follows:

1.	An unlimited number of Class B convertible preferred shares, having the rights, privileges, restrictions and conditions set forth in the attached Schedule A, are created.

2.

The rights, privileges, restrictions and conditions attached to the Class A convertible preferred shares are amended with the rights, privileges, restrictions and conditions with the attached Schedule A.

3.	The rights, privileges, restrictions and conditions attached to the common shares are amended with the rights, privileges, restrictions and conditions with the attached Schedule A.

4.	After giving effect to the foregoing, the authorized capital of the Corporation shall consist of:

Unlimited number of Class A convertible preferred shares;

Unlimited number of Class B convertible preferred shares; and

Unlimited number of common shares.

5.	The schedule to the articles of amendment attached to the certificate of amendment dated June 21, 2017 is deleted and replaced with the attached Schedule A.

SCHEDULE A

DESCRIPTION OF SHARE CAPITAL

The Corporation is authorized to issue each of the following classes of shares:

(a)	An unlimited number of Class A convertible preferred shares (the “Class A Preferred Shares”);

(b)	An unlimited number of Class B convertible preferred shares (the “Class B Preferred Shares”, and, together with the Class A Preferred Shares, the “Preferred Shares”);

(c)	An unlimited number of common shares (the “Common Shares”, and, together with the Preferred Shares, the “Shares”).

The rights, privileges, restrictions and conditions attached to each class of Shares are as follows:

1.	DEFINITIONS

For the purposes of this Schedule A:

“Act” means the Canada Business Corporations Act;

“Additional Consideration” has the meaning given in section 2.4.4;

“Additional Shares” means all Shares and Convertible Securities issued by the Corporation or deemed to be issued pursuant to sections 2.3.9 and 3.3.9, other than the Excluded Securities;

“Affiliates” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person, or any venture capital fund, investment fund and separate account now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. As used in this definition, “control”, “controlled by” and “under common control with” means possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or other partnership or ownership interests, as trustee, personal representative or executive or by contract, credit agreement or otherwise), provided that in any event, any Person which owns directly, indirectly or beneficially 50% or more of the securities having voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership interests or other ownership interests of any other Person will be deemed to control such Person;

“As-Converted Basis” means the number of Common Shares that would be issued and outstanding should the Preferred Shares be converted into Common Shares of the Corporation in accordance with their respective terms;

“Change of Control” means any sale, exchange, merger, amalgamation, consolidation, reorganization, arrangement, business combination, conveyance or similar transaction or other disposition of securities of the Corporation (other than through the issuance of equity securities by the Corporation as part of a financing transaction), in a transaction or series of related transactions after giving effect to which more than 50% of the voting power of securityholders of the Corporation is held by securityholders of the Corporation who were not voting securityholders (or Affiliates thereof) immediately prior to the first of such transactions;

“Class A Conversion Price” at any particular time means the price used to calculate the number of Common Shares resulting from the conversion of Class A Preferred Shares at such time; the Class A Conversion Price shall initially be equal to the Class A Initial Issue Price, as adjusted from time to time pursuant to the provisions hereof;

“Class A Conversion Rate” has the meaning given in section 2.3.3;

“Class A Initial Issue Price” means US$0.81 per Class A Preferred Share (subject to adjustments for stock dividends, splits, combinations and similar events);

“Class A Original Issue Date” means the date the first Class A Preferred Share was issued by the Corporation, being June 22, 2017;

“Class A Preferred Dividends” has the meaning given in section 2.2.1;

“Class A Preferred Dividend Obligations” has the meaning given in section 2.2.1;

“Class A Preferred Shares Conversion Date” has the meaning given in section 2.3.1;

“Class A Preferred Shares Conversion Privilege” has the meaning given in section 2.3.1;

“Class A Preferred Shares Liquidation Preference” has the meaning given in section 2.4.1;

“Class B Conversion Price” at any particular time means the price used to calculate the number of Common Shares resulting from the conversion of Class B Preferred Shares at such time; the Class B Conversion Price shall initially be equal to the Class B Initial Issue Price, as adjusted from time to time pursuant to the provisions hereof;

“Class B Conversion Rate” has the meaning given in section 3.3.3;

“Class B Initial Issue Price” means US$1.30 per Class B Preferred Share (subject to adjustments for stock dividends, splits, combinations and similar events);

“Class B Original Issue Date” means the date the first Class B Preferred Share is issued by the Corporation, being September 3, 2019;

“Class B Preferred Dividends” has the meaning given in section 3.2.1;

“Class B Preferred Dividend Obligations” has the meaning given in section 3.2.1;

“Class B Preferred Shares Conversion Date” has the meaning given in section 3.3.1;

“Class B Preferred Shares Conversion Privilege” has the meaning given in section 3.3.1;

“Class B Preferred Shares Liquidation Preference” has the meaning given in section 3.4.1;

“Converted Class A Preferred Shares” has the meaning given in section 2.3.1;

“Converted Class B Preferred Shares” has the meaning given in section 3.3.1;

“Convertible Securities” means any right, unit, option, warrant or any other security, including, without limitation, any debenture, loan, note or any other instrument or agreement evidencing indebtedness of the Corporation, which may be converted or exchanged into shares in the capital of the Corporation or which carries a right to acquire shares in the capital of the Corporation;

“Effective Price” of Additional Shares means the quotient determined by dividing the total number of Additional Shares issued or sold, or deemed to have been issued or sold by the Corporation under section 2.3.9 or 3.3.9, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under section 2.3.9 or 3.3.9 for such Additional Shares;

“Excluded Securities” means (i) any securities of the Corporation offered to the public pursuant to a Qualified IPO, (ii) any securities or options to subscribe for securities of the Corporation issued to employees, officers, directors or consultants of the Corporation pursuant to an incentive stock option plan, an employment or consulting agreement or such other incentive program duly adopted by the Corporation with Requisite Board Majority, (iii) Common Shares issuable upon the conversion of Preferred Shares, (iv) any securities of the Corporation issued to holders of Shares in connection with (a) any stock split, share dividend or similar transactions approved with the Requisite Board Majority, or (b) any other adjustment set forth in sections 2.3 and 3.3, (v) any securities of the Corporation issued as consideration in an acquisition of any business or assets, mergers, licenses, strategic partnerships or corporate partnering agreements or similar transactions which (a) are not part of a financing transaction and (b) have been approved by the Requisite Board Majority, (vi) any securities of the Corporation issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property leases or similar transactions which have been approved by the Requisite Board Majority, (vii) any securities of the Corporation issued or issuable upon conversion, exercise or exchange of securities covered by (i)-(vi) above or that are outstanding on the Class B Original Issue Date, or (viii) any securities of the Corporation deemed to be Excluded Securities at the time of issuance by the Requisite Majority Preferred Shareholders;

“Forced Class A Preferred Shares Conversion Date” has the meaning given in section 2.3.2.1;

“Forced Class B Preferred Shares Conversion Date” has the meaning given in section 3.3.2.1;

“Forced Preferred Shares Conversion Event” means (i) a conversion of the Preferred Shares requested and approved in writing by the Requisite Majority Preferred Shareholders (which shall, for purposes of a forced conversion of the Class B Preferred Shares in an event other than a Public Offering only, include at least one of Cowen Healthcare Investments II L.P. or OrbiMed Private Investments VII, LP), or (ii) the closing of a Qualified IPO;

“holder”, “securityholder” or “registered holder” means a person who is registered on the securities register of a body corporate as the owner of securities;

“Initial Consideration” has the meaning given in section 2.4.4;

“Liquidation Event” means the liquidation, dissolution or winding-up of the affairs of the Corporation or, unless waived by the Requisite Majority Preferred Shareholders, a Sale of the Corporation;

“Merger Agreement” has the meaning given in section 2.4.3;

“person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Preferred Shares Liquidation Preference” means the Class A Preferred Shares Liquidation Preference and the Class B Preferred Shares Liquidation Preference;

“Preferred Shares Triggering Event” has the meaning given in section 2.3.6;

“Public Offering” means:

(a)	the filing by the Corporation of a prospectus with the securities regulatory authority in any province of Canada for the purpose of qualifying a distribution of securities; or

(b)	the filing by the Corporation of a registration statement with the Securities and Exchange Commission of the United States of America for the purpose of qualifying a distribution of securities;

“Qualified IPO” means a firm commitment underwritten Public Offering (i) with a price per share not less than two times the Class B Initial Issue Price, (ii) that results in gross proceeds to the Corporation of not less than US$50,000,000 (before deduction of underwriters’ commission and expenses), and (iii) is accompanied by a listing of Common Shares on a recognized stock exchange acceptable to the Requisite Majority Preferred Shareholders;

“Requisite Board Majority” means the majority of the Board of Directors of the Corporation, including at least three (3) of the Preferred Directors (as defined in the Unanimous Shareholders’ Agreement), provided they are not prevented from voting in accordance with the Act (or if at least three (3) Preferred Directors are prevented from voting in accordance with the Act, then the majority of the non-interested directors);

“Requisite Majority Preferred Shareholders” means at any relevant time the shareholders of record holding at least 70% of the issued and outstanding Preferred Shares;

“Sale of the Corporation” means any merger, amalgamation, consolidation, reorganization, arrangement, business combination or similar transaction that results in a Change of Control or a sale, lease, exclusive license, transfer or other disposition of all or substantially all of the assets or intellectual property of the Corporation and its respective subsidiaries, taken as a whole (except to an Affiliate);

“Unanimous Shareholders’ Agreement” means the second amended and restated unanimous shareholders’ agreement dated September 3, 2019, and entered into among the Corporation and all of its shareholders, as amended, supplemented, restated or replaced from time to time.

2.	CLASS A PREFERRED SHARES

2.1	Voting Rights.

2.1.1 The holders of Class A Preferred Shares shall be entitled to receive notice of, attend and vote at all meetings of shareholders, except meetings at which only holders of another specified class of Shares are entitled to vote.

2.1.2 The holders of Class A Preferred Shares, the holders of Class B Preferred Shares and the holders of Common Shares shall vote as a single class, except for meetings at which only holders of another specified class of Shares are entitled to vote. Each Class A Preferred Share shall entitle its holder to such number of votes equal to the number of Common Shares issuable upon the exercise of any conversion rights attaching to the Class A Preferred Shares at the date of such vote, using the Class A Conversion Rate as determined reasonably and in good faith by the board of directors of the Corporation.

2.1.3 Holders of Preferred Shares of any class shall not be entitled to vote separately as a class, or to exercise dissent rights under section 190 of the Act, upon a proposal to amend the articles (whether by articles of amendment or articles of amalgamation) of the Corporation to: (i) increase or decrease any maximum number of authorized Shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Shares of such class; (ii) effect an exchange, reclassification or cancellation of all or part of the Shares of such class and (iii) create a new class or series of shares equal or superior to the Shares of such class.

2.2	Dividends.

2.2.1 The holders of Class A Preferred Shares shall be entitled, on a pari passu basis with the holders of Class B Preferred Shares, to receive fixed preferential and non-cumulative dividends prior and in preference to any declaration or payment of any dividend on the Common Shares, as and when declared by the directors of the Corporation, payable on each anniversary of the Class A Original Issue Date on each Class A Preferred Share at the rate of eight percent (8%) per annum payable on the sum of (i) the Class A Initial Issue Price of such Class A Preferred Share and (ii) all declared but unpaid dividends accrued thereon pursuant to this section 2.2.1 (the “Class A Preferred Dividends” and the total amount of dividends declared and payable and the rights and preferences provided under this section 2.2.1 to all holders of Class A Preferred Shares at any time are herein referred to as the “Class A Preferred Dividend Obligations”). Such Class A Preferred Dividends shall be payable out of the monies legally available for this purpose. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then declared but unpaid with respect to the Class A Preferred Shares, such payment shall be distributed ratably among the holders of Class A Preferred Shares on a pro rata basis. No other dividend declared by the Corporation shall be paid on the Common Shares, in respect of any year ending on the anniversary of the Class A Original Issue Date where no preferential dividend was declared in respect of the Class A Preferred Shares or where the Class A Preferred Dividend Obligations for such year have not been fully satisfied (unless such obligations are waived in whole or in part pursuant to a prior written consent of the Requisite Majority Preferred Shareholders). Subject to the Act, any Class A Preferred Dividends declared but not yet paid shall be paid in cash, on a pari passu basis with the holders of Class B Preferred Shares, in priority to any distribution of the property or assets of the Corporation or any distribution of funds to the holders of Common Shares upon the occurrence of a Liquidation Event, and prior to the payment of dividends on the Common Shares. Upon the exercise by any holder of Class A Preferred Shares of such holder’s Class A Preferred Shares Conversion Privilege, any further entitlement of such holder of Class A Preferred Shares associated with the converted Class A Preferred Shares shall automatically be cancelled.

2.2.2 In addition to the Class A Preferred Dividends, each Class A Preferred Share entitles the holder to receive, on a pari passu basis with the holders of Class B Preferred Shares, any dividend declared and paid on the Common Shares whether payable in cash, in kind or by way of issuance of fully-paid shares at such times and in such manner as the directors may determine in their discretion, ratably and on an As-Converted Basis with the holders of Class B Preferred Shares and Common Shares.

2.2.3 All dividends on the Class A Preferred Shares and the Class B Preferred Shares shall be declared and paid at the same time, payable in the same form, whether in cash, in kind or by the issue of fully paid shares of the Corporation, and on a ratable basis if the full amount of the dividend is not being paid in respect of the year in question (determined by reference to the fraction which the aggregate Class A Preferred Shares Liquidation Preference or Class B Preferred Shares Liquidation Preference, as the case may be, bears to the Preferred Shares Liquidation Preference), unless otherwise approved by the Requisite Majority Preferred Shareholders.

2.3	Conversion into Common Shares.

2.3.1 Class A Preferred Shares Conversion Privilege. Subject to the terms and conditions hereof, each holder of Class A Preferred Shares shall have the right, at any time and from time to time, at the holder’s discretion, to convert, without payment of any additional consideration, in whole or in part, such holder’s Class A Preferred Shares into fully-paid and non-assessable Common Shares in accordance with the provisions set forth in this section 2.3 at the then applicable Class A Conversion Rate (the “Class A Preferred Shares Conversion Privilege”). The Class A Preferred Shares Conversion Privilege may be exercised by notice in writing to the Corporation accompanied by a certificate or certificates representing the Class A Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the holder of the Class A Preferred Shares in respect of which such right is being exercised and shall specify the number of Class A Preferred Shares which the holder desires to have converted (the “Converted Class A Preferred Shares”). Upon receipt of such notice by the Corporation, the Converted Class A Preferred Shares shall be irrevocably cancelled and the corresponding fully-paid and non-assessable Common Shares issued, and the Corporation shall issue certificates representing such Common Shares upon the basis herein prescribed and in accordance with the provisions hereof to the holder of Class A Preferred Shares represented by the certificate or certificates accompanying such notice. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates representing the Class A Preferred Shares to be converted (the “Class A Preferred Shares Conversion Date”), and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Common Shares as of such date. If fewer than all of the Class A Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Class A Preferred Shares representing the shares comprised in the original certificate which are not to be converted. All Class A Preferred Shares that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Class A Preferred Shares Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor. Any Class A Preferred Shares so converted shall be retired and cancelled.

2.3.2 Forced Class A Preferred Shares Conversion. Subject to the terms and conditions hereof, Class A Preferred Shares shall be converted automatically into Common Shares at the then applicable Class A Conversion Rate, without payment of any additional consideration, in accordance with the provisions set forth in this section 2.3.2, upon the occurrence of a Forced Preferred Shares Conversion Event.

2.3.2.1 Upon the occurrence of a Forced Preferred Shares Conversion Event, all the then issued and outstanding Class A Preferred Shares shall be converted automatically without any further action by the holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Class A Preferred Shares being converted shall be given written notice of the occurrence of a Forced Preferred Shares Conversion Event, including the date such event occurred or is scheduled to occur (in the case of a Qualified IPO) (the “Forced Class A Preferred Shares Conversion Date”), and the Corporation shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing such Class A Preferred Shares being converted are either delivered to the Corporation, or its transfer agent, or the holder notifies the Corporation, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation (and its transfer agent (if applicable)) from any loss incurred by it in connection therewith.

On the Forced Class A Preferred Shares Conversion Date, all rights with respect to the Class A Preferred Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Common Shares into which such Class A Preferred Shares have been converted. Upon the automatic conversion of the Class A Preferred Shares, the holders of such Class A Preferred Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which the Class A Preferred Shares surrendered were converted on the Forced Class A Preferred Shares Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Forced Preferred Shares Conversion Event and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

2.3.3 Class A Conversion Rate. Unless and until adjusted as provided for in this section 2.3, the Class A Preferred Shares shall be converted into that number of Common Shares determined by multiplying the number of Class A Preferred Shares being converted by the quotient of (i) the Class A Initial Issue Price, plus any declared but unpaid dividends on each Class A Preferred Share being converted, divided by (ii) the Class A Conversion Price (as determined reasonably and in good faith by the board of directors of the Corporation) in effect at the time of conversion (the “Class A Conversion Rate”).

2.3.4 Fractional Shares. No fractional Common Shares shall be issued upon conversion of the Class A Preferred Shares pursuant to this section 2.3. All Common Shares (including fractions thereof) issuable upon conversion of more than one Class A Preferred Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the Corporation shall, in lieu of issuing such fractional share, pay cash in an amount equal to the product of such fraction multiplied by the then applicable Class A Conversion Rate.

2.3.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Shares, the Class A Conversion Price in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time combine the outstanding Common Shares, the Class A Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.3.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in additional Common Shares (for the purposes of this Section 2.3.6 and Section 3.3.6, a “Preferred Shares Triggering Event”), then and in each such event, the Class A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Class A Conversion Price then in effect by a fraction:

2.3.6.1 the numerator of which shall be the total number of Common Shares issued and outstanding, on an As-Converted Basis, immediately prior to the time of the Preferred Shares Triggering Event, and

2.3.6.2 the denominator of which shall be the total number of Common Shares issued and outstanding, on an As-Converted Basis, immediately prior to the time of such Preferred Shares Triggering Event plus the number of Common Shares issuable in payment of such dividend or distribution, on an As-Converted Basis.

2.3.7 Adjustment for Reclassification, Exchange, or Substitution. If the Common Shares of the Corporation shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then and in each such event, holders of Class A Preferred Shares shall have the right thereafter to convert such shares into the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Common Shares into which such Class A Preferred Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

2.3.8 Adjustment for Merger or Reorganization, etc. In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Corporation and any other corporation or other entity or person (other than a Liquidation Event), each Class A Preferred Share shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of the number of Common Shares of the Corporation that would have otherwise been deliverable upon conversion of such Class A

Preferred Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Corporation) shall be made in the application of the provisions in this section 2.3 set forth with respect to the rights and interest thereafter of the holders of the Class A Preferred Shares, to the end that the provisions set forth in this section 2.3 (including provisions with respect to changes in and other adjustments of the Class A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Class A Preferred Shares.

2.3.9 Anti-Dilution.

2.3.9.1 Unless otherwise agreed by the Requisite Majority Preferred Shareholders, if, at any time or from time to time, the Corporation issues or sells, or is deemed by the express provisions of this section 2.3.9 to have issued or sold, Additional Shares other than in connection with an event referred to in sections 2.3.5, 2.3.6, 2.3.7 and 2.3.8 above and except for Excluded Securities, at an Effective Price which is less than the Class A Conversion Price in effect prior to such issuance or sale, then and in each such case, the then effective Class A Conversion Price shall be reduced as of the opening of business on the date of such issue or sale, to an amount (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” means the Class A Conversion Price in effect immediately after such issue of Additional Shares;

“CP1” means the Class A Conversion Price in effect immediately before such issue of Additional Shares;

“A” means the number of Common Shares outstanding immediately before such issue of Additional Shares (treating for this purpose as outstanding all Common Shares issuable upon exercise and/or conversion of Convertible Securities outstanding immediately before such issue (including the Preferred Shares outstanding immediately before such issue));

“B” means the number of Common Shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” means the number of such Additional Shares issued in such transaction.

2.3.9.2 For the purpose of making any adjustment required under this section 2.3.9, the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any other expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the board of directors of the Corporation, and (C) to the extent that Additional Shares are issued or sold together with other shares or securities or other assets of the Corporation for a consideration which covers both, be computed at the portion of the consideration so received that may be reasonably determined in good faith by the board of directors of the Corporation to be allocable to such Additional Shares.

2.3.9.3 For the purpose of the adjustment required under this section 2.3.9, if the Corporation issues or sells shares or other Convertible Securities convertible into Additional Shares, in each case other than in connection with an event referred to in sections 2.3.5, 2.3.6, 2.3.7 and 2.3.8 above and except for Excluded Securities, and if the Effective Price of such Additional Shares is less than the Class A Conversion Price then in effect, in each case the Corporation shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Additional Shares issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided, however, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price shall be recalculated using the number to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price shall be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities; provided further that in no event shall a Class A Conversion Price be adjusted above the Class A Conversion Price in effect immediately prior to the particular adjustment required under this section 2.3.9. No further adjustment of a Class A Conversion Price as adjusted upon the issuance of such Convertible Securities shall be made as a result of the actual issuance of Additional Shares on the exercise or conversion of any such Convertible Securities. If any such conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Class A Conversion Price as adjusted upon the issuance of such Convertible Securities shall be readjusted to the Class A Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares so issued were the Additional Shares, if any, actually issued or sold on the exercise of such rights of conversion of such Convertible Securities, and such Additional Shares, if any, were issued or sold for: (A) the consideration, if any, actually received by the Corporation upon the exercise or conversion of such Convertible Securities, plus (B) the consideration, if any, actually received by the Corporation for the granting or the issue and sale of the Convertible Securities, whether or not exercised or converted, provided that such readjustment shall not apply to prior conversions of Class A Preferred Shares.

2.3.10 Certificate of Adjustment. In each case of an adjustment or readjustment of a Class A Conversion Price, as the case may be, or the number of Common Shares or other securities issuable upon conversion of the Class A Preferred Shares, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Class A Preferred Shares at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment showing in reasonable detail the facts upon which such adjustment or readjustment is based.

2.3.11 Effect of Conversion. All Class A Preferred Shares that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Class A Preferred Shares Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor. Any Class A Preferred Shares so converted shall be retired and cancelled.

2.4	Liquidation Event.

2.4.1 In the event of a Liquidation Event, each holder of outstanding Class A Preferred Shares shall be entitled, on a pari passu basis with the holders of Class B Preferred Shares, to receive, in priority to any distribution of the property or assets of the Corporation to the holders of Common Shares, out of the assets of the Corporation legally available for distribution to the holders of Shares of the capital of the Corporation an amount per Class A Preferred Share in cash (the “Class A Preferred Shares Liquidation Preference”) calculated as follows:

Class A Preferred Shares Liquidation Preference = A + B

where:

“A” means the aggregate of all declared but unpaid dividends on said Class A Preferred Share up to and including the date of said Liquidation Event;

“B” means the Class A Initial Issue Price of said Class A Preferred Share.

If, upon any Liquidation Event, the amount available for distribution among the holders of all outstanding Preferred Shares is insufficient to permit the payment of the Preferred Shares Liquidation Preference in full, then the amount available for distribution shall be distributed among holders of the Preferred Shares on a pari passu and pro rata basis determined by reference to the fraction which the aggregate Class A Preferred Shares Liquidation Preference or Class B Preferred Shares Liquidation Preference, as the case may be, bears to the Preferred Shares Liquidation Preference.

2.4.2 After satisfying the Preferred Shares Liquidation Preference, the holders of record of Class A Preferred Shares shall be entitled to receive ratably with the holders of Class B Preferred Shares and Common Shares the residual assets of the Corporation upon the occurrence of a Liquidation Event on an As-Converted Basis.

2.4.3 The Corporation shall not have the power to effect a Liquidation Event that constitutes a merger, amalgamation, arrangement or consolidation in which the Corporation is a constituent party unless the agreement or plan of merger, arrangement or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the Shareholders shall be allocated among the Shareholders in accordance with this section 2.4.

2.4.4 In the event of a Liquidation Event pursuant to this section 2.4, if any portion of the consideration payable to the Shareholders is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Shareholders in accordance with section 2.4.1 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event; and (ii) any Additional Consideration which becomes payable to the Shareholders upon satisfaction of such contingencies shall be allocated among the Shareholders in accordance with section 2.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this section 2.4.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.

2.4.5 After payment has been made in full as provided in sections 2.4.1 and 2.4.2, the Corporation shall have satisfied its obligations with respect to the Class A Preferred Shares Liquidation Preference.

2.4.6 In the event of a Liquidation Event, no dividend or other distribution of any amount shall be made in respect of Common Shares until the Corporation has satisfied its obligations with respect to the Preferred Shares Liquidation Preference.

2.4.7 In the event of distribution of property and assets other than cash pursuant to any provision of this Schedule A, the valuation of such property and assets shall be determined in good faith by the board of directors of the Corporation.

3.	CLASS B PREFERRED SHARES

3.1	Voting Rights.

3.1.1 The holders of Class B Preferred Shares shall be entitled to receive notice of, attend and vote at all meetings of shareholders, except meetings at which only holders of another specified class of Shares are entitled to vote.

3.1.2 The holders of Class B Preferred Shares, the holders of Class A Preferred Shares and the holders of Common Shares shall vote as a single class, except for meetings at which only holders of another specified class of Shares are entitled to vote. Each Class B Preferred Share shall entitle its holder to such number of votes equal to the number of Common Shares issuable upon the exercise of any conversion rights attaching to the Class B Preferred Shares at the date of such vote, using the Class B Conversion Rate as determined reasonably and in good faith by the board of directors of the Corporation.

3.1.3 Holders of Preferred Shares of any class shall not be entitled to vote separately as a class, or to exercise dissent rights under section 190 of the Act, upon a proposal to amend the articles (whether by articles of amendment or articles of amalgamation) of the Corporation to: (i) increase or decrease any maximum number of authorized Shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Shares of such class; (ii) effect an exchange, reclassification or cancellation of all or part of the Shares of such class and (iii) create a new class or series of shares equal or superior to the Shares of such class.

3.2	Dividends.

3.2.1 The holders of Class B Preferred Shares shall be entitled, on a pari passu basis with the holders of Class A Preferred Shares, to receive fixed preferential and non-cumulative dividends prior and in preference to any declaration or payment of any dividend on the Common Shares, as and when declared by the directors of the Corporation, payable on each anniversary of the Class B Original Issue Date on each Class B Preferred Share at the rate of eight percent (8%) per annum payable on the sum of (i) the Class B Initial Issue Price of such Class B Preferred Share and (ii) all declared but unpaid dividends accrued thereon pursuant to this section 3.2.1 (the “Class B Preferred Dividends” and the total amount of dividends declared and payable and the rights and preferences provided under this section 3.2.1 to all holders of Class B Preferred Shares at any time are herein referred to as the “Class B Preferred Dividend Obligations”). Such

Class B Preferred Dividends shall be payable out of the monies legally available for this purpose. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then declared but unpaid with respect to the Class B Preferred Shares, such payment shall be distributed ratably among the holders of Class B Preferred Shares on a pro rata basis. No other dividend declared by the Corporation shall be paid on the Common Shares, in respect of any year ending on the anniversary of the Class B Original Issue Date where no preferential dividend was declared in respect of the Class B Preferred Shares or where the Class B Preferred Dividend Obligations for such year have not been fully satisfied (unless such obligations are waived in whole or in part pursuant to a prior written consent of the Requisite Majority Preferred Shareholders). Subject to the Act, any Class B Preferred Dividends declared but not yet paid shall be paid in cash, on a pari passu basis with the holders of Class A Preferred Shares, in priority to any distribution of the property or assets of the Corporation or any distribution of funds to the holders of Common Shares upon the occurrence of a Liquidation Event, and prior to the payment of dividends on the Common Shares. Upon the exercise by any holder of Class B Preferred Shares of such holder’s Class B Preferred Shares Conversion Privilege, any further entitlement of such holder of Class B Preferred Shares associated with the converted Class B Preferred Shares shall automatically be cancelled.

3.2.2 In addition to the Class B Preferred Dividends, each Class B Preferred Share entitles the holder to receive, on a pari passu basis with the holders of Class A Preferred Shares, any dividend declared and paid on the Common Shares whether payable in cash, in kind or by way of issuance of fully-paid shares at such times and in such manner as the directors may determine in their discretion, ratably and on an As-Converted Basis with the holders of Class A Preferred Shares and Common Shares.

3.2.3 All dividends on the Class A Preferred Shares and the Class B Preferred Shares shall be declared and paid at the same time, payable in the same form, whether in cash, in kind or by the issue of fully paid shares of the Corporation, and on a ratable basis if the full amount of the dividend is not being paid in respect of the year in question (determined by reference to the fraction which the aggregate Class A Preferred Shares Liquidation Preference or Class B Preferred Shares Liquidation Preference, as the case may be, bears to the Preferred Shares Liquidation Preference), unless otherwise approved by the Requisite Majority Preferred Shareholders.

3.3	Conversion into Common Shares.

3.3.1 Class B Preferred Shares Conversion Privilege. Subject to the terms and conditions hereof, each holder of Class B Preferred Shares shall have the right, at any time and from time to time, at the holder’s discretion, to convert, without payment of any additional consideration, in whole or in part, such holder’s Class B Preferred Shares into fully-paid and non-assessable Common Shares in accordance with the provisions set forth in this section 3.3 at the then applicable Class B Conversion Rate (the “Class B Preferred Shares Conversion Privilege”). The Class B Preferred Shares Conversion Privilege may be exercised by notice in writing to the Corporation accompanied by a certificate or certificates representing the Class B Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by the holder of the Class B Preferred Shares in respect of which such right is being exercised and shall specify the number of Class B Preferred Shares which the holder desires to have converted (the “Converted Class B Preferred Shares”). Upon receipt of such notice by the Corporation, the Converted Class B Preferred Shares shall be irrevocably cancelled and the corresponding fully-paid and non-assessable Common Shares issued, and the Corporation shall issue certificates representing such Common Shares upon the basis herein prescribed and in accordance with the provisions hereof to the holder of Class B Preferred Shares represented by the certificate or certificates accompanying such notice. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates representing the Class B Preferred Shares to be converted (the “Class B Preferred Shares Conversion Date”), and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the holder or holders of record of such Common Shares as of such date. If fewer than all of the Class B Preferred Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Class B Preferred Shares representing the shares comprised in the original certificate which are not to be converted. All Class B Preferred Shares that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Class B Preferred Shares Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor. Any Class B Preferred Shares so converted shall be retired and cancelled.

3.3.2 Forced Class B Preferred Shares Conversion. Subject to the terms and conditions hereof, Class B Preferred Shares shall be converted automatically into Common Shares at the then applicable Class B Conversion Rate, without payment of any additional consideration, in accordance with the provisions set forth in this section 3.3.2, upon the occurrence of a Forced Preferred Shares Conversion Event.

3.3.2.1 Upon the occurrence of a Forced Preferred Shares Conversion Event, all the then issued and outstanding Class B Preferred Shares shall be converted automatically without any further action by the holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Class B Preferred Shares being converted shall be given written notice of the occurrence of a Forced Preferred Shares Conversion Event, including the date such event occurred or is scheduled to occur (in the case of a Qualified IPO) (the “Forced Class B Preferred Shares Conversion Date”), and the Corporation shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing such Class B Preferred Shares being converted are either delivered to the Corporation, or its transfer agent, or the holder notifies the Corporation, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation (and its transfer agent (if applicable)) from any loss incurred by it in connection therewith.

On the Forced Class B Preferred Shares Conversion Date, all rights with respect to the Class B Preferred Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Common Shares into which such Class B Preferred Shares have been converted. Upon the automatic conversion of the Class B Preferred Shares, the holders of such Class B Preferred Shares shall surrender the certificates representing such shares at the registered office of the Corporation or of its transfer agent. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which the Class B Preferred Shares surrendered were converted on the Forced Class B Preferred Shares Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Forced Preferred Shares Conversion Event and the person or persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

3.3.3 Class B Conversion Rate. Unless and until adjusted as provided for in this section 3.3, the Class B Preferred Shares shall be converted into that number of Common Shares determined by multiplying the number of Class B Preferred Shares being converted by the quotient of (i) the Class B Initial Issue Price, plus any declared but unpaid dividends on each Class B Preferred Share being converted, divided by (ii) the Class B Conversion Price (as determined reasonably and in good faith by the board of directors of the Corporation) in effect at the time of conversion (the “Class B Conversion Rate”).

3.3.4 Fractional Shares. No fractional Common Shares shall be issued upon conversion of the Class B Preferred Shares pursuant to this section 3.3. All Common Shares (including fractions thereof) issuable upon conversion of more than one Class B Preferred Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the Corporation shall, in lieu of issuing such fractional share, pay cash in an amount equal to the product of such fraction multiplied by the then applicable Class B Conversion Rate.

3.3.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Shares, the Class B Conversion Price in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time combine the outstanding Common Shares, the Class B Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.3.6 Adjustment for Certain Dividends and Distributions. Upon the occurrence of a Preferred Shares Triggering Event, then and in each such event, the Class B Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Class B Conversion Price then in effect by a fraction:

3.3.6.1 the numerator of which shall be the total number of Common Shares issued and outstanding, on an As-Converted Basis, immediately prior to the time of the Preferred Shares Triggering Event, and

3.3.6.2 the denominator of which shall be the total number of Common Shares issued and outstanding, on an As-Converted Basis, immediately prior to the time of such Preferred Shares Triggering Event plus the number of Common Shares issuable in payment of such dividend or distribution, on an As-Converted Basis.

3.3.7 Adjustment for Reclassification, Exchange, or Substitution. If the Common Shares of the Corporation shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then and in each such event holders of Class B Preferred Shares shall have the right thereafter to convert such shares into the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Common Shares into which such Class B Preferred Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

3.3.8 Adjustment for Merger or Reorganization, etc. In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Corporation and any other corporation or other entity or person (other than a Liquidation Event), each Class B Preferred Share shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of the number of Common Shares of the Corporation that would have otherwise been deliverable upon conversion of such Class B Preferred Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Corporation) shall be made in the application of the provisions in this section 3.3 set forth with respect to the rights and interest thereafter of the holders of the Class B Preferred Shares, to the end that the provisions set forth in this section 3.3 (including provisions with respect to changes in and other adjustments of the Class B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Class B Preferred Shares.

3.3.9 Anti-Dilution.

3.3.9.1 Unless otherwise agreed by the Requisite Majority Preferred Shareholders, if, at any time or from time to time, the Corporation issues or sells, or is deemed by the express provisions of this section 3.3.9 to have issued or sold, Additional Shares other than in connection with an event referred to in sections 3.3.5, 3.3.6, 3.3.7 and 3.3.8 above and except for Excluded Securities, at an Effective Price which is less than the Class B Conversion Price in effect prior to such issuance or sale, then and in each such case, the then effective Class B Conversion Price shall be reduced as of the opening of business on the date of such issue or sale, to an amount (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” means the Class B Conversion Price in effect immediately after such issue of Additional Shares;

“CP1” means the Class B Conversion Price in effect immediately before such issue of Additional Shares;

“A” means the number of Common Shares outstanding immediately before such issue of Additional Shares (treating for this purpose as outstanding all Common Shares issuable upon exercise and/or conversion of Convertible Securities outstanding immediately before such issue (including the Preferred Shares outstanding immediately before such issue));

“B” means the number of Common Shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” means the number of such Additional Shares issued in such transaction.

3.3.9.2 For the purpose of making any adjustment required under this section 3.3.9, the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any other expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the board of directors of the Corporation, and (C) to the extent that Additional Shares are issued or sold together with other shares or securities or other assets of the Corporation for a consideration which covers both, be computed at the portion of the consideration so received that may be reasonably determined in good faith by the board of directors of the Corporation to be allocable to such Additional Shares.

3.3.9.3 For the purpose of the adjustment required under this section 3.3.9, if the Corporation issues or sells shares or other Convertible Securities convertible into Additional Shares, in each case other than in connection with an event referred to in sections 3.3.5, 3.3.6, 3.3.7 and 3.3.8 above and except for Excluded Securities, and if the Effective Price of such Additional Shares is less than the Class B Conversion Price then in effect, in each case the Corporation shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Additional Shares issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof; provided, however, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price shall be recalculated using the number to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price shall be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities; provided further that in no event shall a Class B Conversion Price be adjusted above the Class B Conversion Price in effect immediately prior to the particular adjustment required under this section 3.3.9. No further adjustment of a Class B Conversion Price as adjusted upon the issuance of such Convertible Securities shall be made as a result of the actual issuance of Additional Shares on the exercise or conversion of any such Convertible Securities. If any such conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Class B Conversion Price as adjusted upon the issuance of such Convertible Securities shall be readjusted to the Class B Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares so issued were the Additional Shares, if any, actually issued or sold on the exercise of such rights of conversion of such Convertible Securities, and such Additional Shares, if any, were issued or sold for: (A) the consideration, if any, actually received by the Corporation upon the exercise or conversion of such Convertible Securities, plus (B) the consideration, if any, actually received by the Corporation for the granting or the issue and sale of the Convertible Securities, whether or not exercised or converted, provided that such readjustment shall not apply to prior conversions of Class B Preferred Shares.

3.3.10 Certificate of Adjustment. In each case of an adjustment or readjustment of a Class B Conversion Price, as the case may be, or the number of Common Shares or other securities issuable upon conversion of the Class B Preferred Shares, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Class B Preferred Shares at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment showing in reasonable detail the facts upon which such adjustment or readjustment is based.

3.3.11 Effect of Conversion. All Class B Preferred Shares that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Class B Preferred Shares Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor. Any Class B Preferred Shares so converted shall be retired and cancelled.

3.4	Liquidation Event.

3.4.1 In the event of a Liquidation Event, each holder of outstanding Class B Preferred Shares shall be entitled, on a pari passu basis with the holders of Class A Preferred Shares, to receive, in priority to any distribution of the property or assets of the Corporation to the holders of Common Shares, out of the assets of the Corporation legally available for distribution to the holders of Shares of the capital of the Corporation an amount per Class B Preferred Share in cash (the “Class B Preferred Shares Liquidation Preference”) calculated as follows:

Class B Preferred Shares Liquidation Preference = A + B

where:

“A” means the aggregate of all declared but unpaid dividends on said Class B Preferred Share up to and including the date of said Liquidation Event;

“B” means the Class B Initial Issue Price of said Class B Preferred Share.

If, upon any Liquidation Event, the amount available for distribution among the holders of all outstanding Preferred Shares is insufficient to permit the payment of the Preferred Shares Liquidation Preference in full, then the amount available for distribution shall be distributed among holders of the Preferred Shares on a pari passu and pro rata basis determined by reference to the fraction which the aggregate Class A Preferred Shares Liquidation Preference or Class B Preferred Shares Liquidation Preference, as the case may be, bears to the Preferred Shares Liquidation Preference.

3.4.2 After satisfying the Preferred Shares Liquidation Preference, the holders of record of Class B Preferred Shares shall be entitled to receive ratably with the holders of Class A Preferred Shares and Common Shares the residual assets of the Corporation upon the occurrence of a Liquidation Event on an As-Converted Basis.

3.4.3 The Corporation shall not have the power to effect a Liquidation Event that constitutes a merger, amalgamation, arrangement or consolidation in which the Corporation is a constituent party unless the Merger Agreement provides that the consideration payable to the Shareholders shall be allocated among the Shareholders in accordance with this section 3.4.

3.4.4 In the event of a Liquidation Event pursuant to this section 3.4, if any Additional Consideration is payable to the Shareholders only upon satisfaction of contingencies, the Merger Agreement shall provide that (i) the Initial Consideration shall be allocated among the Shareholders in accordance with section 3.4.1 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event; and (ii) any Additional Consideration which becomes payable to the Shareholders upon satisfaction of such contingencies shall be allocated among the Shareholders in accordance with section 3.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this section 3.4.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.

3.4.5 After payment has been made in full as provided in sections 3.4.1 and 3.4.2, the Corporation shall have satisfied its obligations with respect to the Class B Preferred Shares Liquidation Preference.

3.4.6 In the event of a Liquidation Event, no dividend or other distribution of any amount shall be made in respect of Common Shares until the Corporation has satisfied its obligations with respect to the Preferred Shares Liquidation Preference.

3.4.7 In the event of distribution of property and assets other than cash pursuant to any provision of this Schedule A, the valuation of such property and assets shall be determined in good faith by the board of directors of the Corporation.

4.	COMMON SHARES

4.1	Voting Rights.

4.1.1 The holders of Common Shares shall be entitled to receive notice of attend and vote at all meetings of shareholders, except meetings at which only holders of another specified class of Shares are entitled to vote.

4.1.2 The holders of Preferred Shares and the holders of Common Shares shall vote as a single class, except for meetings at which only holders of a specified class of shares are entitled to vote. Each Common Share shall entitle its holder to one vote.

4.1.3 Holders of Common Shares of any class shall not be entitled to vote separately as a class, or to exercise dissent rights under section 190 of the Act, upon a proposal to amend the articles (whether by articles of amendment or articles of amalgamation) of the Corporation to: (i) increase or decrease any maximum number of authorized Shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Shares of such class; (ii) effect an exchange, reclassification or cancellation of all or part of the Shares of such class and (iii) create a new class or series of shares equal or superior to the Shares of such class.

4.2	Dividends.

Subject to the Class A Preferred Dividend Obligations and Class B Preferred Dividend Obligations, the holders of Common Shares shall be entitled to receive any dividends payable in cash, in kind or by way of issuance of fully-paid shares at such times and in such manner as the board of directors may determine in their discretion ratably and on an As-Converted Basis with the holders of Preferred Shares. For the avoidance of doubt, no dividend shall be paid on the Common Shares unless (a) the payment of any outstanding Class A Preferred Dividend Obligations and Class B Preferred Dividend Obligations has been fully satisfied (unless such obligations are waived in whole or in part pursuant to a prior written consent of the Requisite Majority Preferred Shareholders), and (b) the dividends are at the same time paid with respect to the Common Shares and the Preferred Shares on an As-Converted Basis.

4.3	Liquidation.

Subject to the Preferred Shares Liquidation Preference, the holders of record of Preferred Shares shall be entitled to receive ratably with the holders record of Common Shares the residual assets of the Corporation upon the occurrence of a Liquidation Event on an As-Converted Basis.

5.	LIQUIDATION OF PROPERTY

In the event of distribution of property and assets other than cash pursuant to any provision of this Schedule A, the valuation of such property and assets shall be determined in good faith by the board of directors of the Corporation.